UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

July 19, 2011

GRAHAM PACKAGING COMPANY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34621	52-2076126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e– 4(c))

Item 7.01.	Regulation FD Disclosure.

Graham Packaging Company Inc. (“Graham Packaging”) has disclosed today the information provided below in connection with a notes offering by entities affiliated with Reynolds Group Holdings Limited pursuant to Rule 144A and Regulation S under the Securities Act of 1933 to repay certain Graham Packaging indebtedness and to pay related fees and expenses.

Although Graham Packaging’s financial statements for the quarter ended June 30, 2011 are not yet complete, certain preliminary estimated financial information and operating data underlying its results of operations are available. The following preliminary estimated financial information and operating data included in this Current Report on Form 8-K have been prepared by, and is the responsibility of, Graham Packaging’s management, and does not represent a comprehensive statement of the financial results for Graham Packaging for the quarter ended June 30, 2011. Deloitte & Touche LLP, Graham Packaging’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary estimated financial information and operating data. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. The final financial results for the quarter ended June 30, 2011 may vary from Graham Packaging’s expectations and may be materially different from the preliminary estimated financial information and operating data provided below as the quarterly financial statement close process is not complete and additional developments and adjustments may arise between now and the time the financial results for this period are finalized. Accordingly, you should not place undue reliance on the following financial information and operating data.

	Three Months Ended June 30,
	2010	2011
	(U.S. GAAP)
	(In $ millions)
Revenue	$653	$816-826
Adjusted EBITDA (1)	$134	$152-157

Graham Packaging believes that the projected increase in revenue for the three months ended June 30, 2011, compared with the three months ended June 30, 2010, is primarily due to the impact of the acquisition of Liquid Container Inc., Liquid Container L.P., CPG-Holdings, Inc. and WCK-L Holdings, Inc. (collectively, the “Liquid Entities”) along with higher resin costs which are passed through to customers.

Graham Packaging believes that the estimated increase in Adjusted EBITDA for the three months ended June 30, 2011, compared with the three months ended June 30, 2010, is primarily due to the impact of the acquisition of the Liquid Entities.

(1) Adjusted EBITDA

	Three Months Ended June 30,
	2010	2011
	(U.S. GAAP)
	(In $ millions)
Net income (loss)	$38	$(21)-(18)
Interest expense, net	42	53
Income tax expense	7	11-13
Depreciation and amortization	39	52

EBITDA	$126	$95-100
Asset impairment charges	1	1
Increase in income tax receivable obligations	4	3
Acquisition and integration expenses	1	0
Transaction related costs(i)	0	47
Other non-cash charges	1	0
Reorganization and other costs(ii)	1	6

Adjusted EBITDA	$134	$152-157

(i)	Represents fees to terminate Graham Packaging’s merger agreement with Silgan Holdings Inc. and legal, accounting and other professional fees related to such terminated merger.
(ii)	Represents costs for plant closures, employee severance, and other costs as defined in Graham Packaging’s credit agreement.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

FORWARD LOOKING STATEMENTS

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the registrant assumes no obligation to update the information included in this report. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the registrant’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the registrant’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by Graham Packaging (including its filings with the Securities and Exchange Commission). Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the registrant also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this report.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GRAHAM PACKAGING COMPANY INC.

Date: July 19, 2011	By:	/s/ David W. Bullock
	Name:	David W. Bullock
	Title:	Chief Financial Officer